Exhibit 99.1

Beeline Holdings Launches Self-Service Mortgage Experience, Introducing a 24/7 Digital Pathway for Modern Homebuyers

New platform feature allows borrowers to explore personalized mortgage options and lock rates instantly without speaking to a loan officer

Providence, RI — March 13, 2026 — Beeline Holdings, Inc. (NASDAQ: BLNE) (“Beeline”) today announced the launch of the Self-Service Mortgage Experience (SSME), a new pathway through its proprietary technology designed to give borrowers greater flexibility and control in the mortgage process.

The first phase of Self-Service launched on March 11, 2026 and is currently available to half of all borrowers applying for a conventional mortgage through Beeline’s platform.

The feature was designed with the modern homebuyer in mind, particularly Millennials and Gen Z, who are accustomed to digital-first experiences and increasingly expect financial services to match the simplicity and convenience of modern technology platforms.

Today, more than 55% of Millennials and 27% of Gen Z consumers already own homes, and many prefer the ability to navigate major financial decisions on their own timetable without friction.

Beeline’s Self-Service Mortgage Experience allows borrowers to move through key early steps of the mortgage process 24 hours a day without needing to speak to a loan officer unless they choose to do so.

Eligible borrowers completing Beeline’s proprietary point-of-sale mortgage application will see the option to select the Self-Service pathway. After choosing the experience, borrowers are directed to their personalized loan tracker where Beeline’s AI-driven platform processes application data in seconds and presents customized conventional mortgage rate options — not static rate rack quotes.

Borrowers can then explore loan scenarios and request a rate lock directly within the platform at any time of day.

To assist along the way, Beeline’s proprietary digital assistant “Bob” is integrated within the tracker to answer questions in real time. For borrowers who prefer human guidance, Beeline Loan Guides remain available on demand.

Self-Service marks the first phase of a broader product roadmap designed to streamline the mortgage journey while reducing unnecessary friction in the borrower experience.

Borrowers on the Beeline platform already complete several steps digitally, including:

● ● ●	signing disclosures submitting documentation paying for appraisals

Future phases of the SSME are expected to expand the number of steps borrowers can complete independently within the platform.

By gradually introducing these capabilities, Beeline aims to build a fully digital mortgage experience that balances automation with expert guidance, giving customers greater transparency, speed, and control while ensuring support remains available whenever needed.

“With Self-Service, we’re giving borrowers a clearer view of their options earlier in the process,” said Jess Kennedy, Chief Operating Officer of Beeline Financial Holdings, Inc., Beeline’s principal operating subsidiary. “Customers can review potential loan scenarios and request a rate lock when they’re ready—on their own timetable—while still having the ability to connect with a Loan Guide whenever they want support,” she continued.

Learn More about Beeline at www.makeabeeline.com

About Beeline Holdings, Inc.

Beeline Holdings, Inc. is a diversified digital mortgage platform that combines AI-powered origination technology with a growing suite of home equity and financial services products. Beeline closes loans in 14–21 days and operates Beeline Title as an integrated closing and settlement services provider.

For more information, visit makeabeeline.com.

Contacts

Investor Relations

ir@makeabeeline.com

Media Inquiries

press@makeabeeline.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations that Beeline will enhance the functionality of its new self-service mortgage product. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that demand for this new service will not be robust or software limitations cause Beeline to not expand it. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.